The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286


July 5, 2006



Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:  American Depositary Shares evidenced by
American Depositary Receipts, each
representing two Ordinary Shares of Wolseley plc
(Form F-6 File No 333-13408)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the ratio change of Wolseley plc, from one American
Depositary Receipt representing two Ordinary
Shares of Wolseley plc to one American
Depositary Receipt representing one Ordinary
Share of Wolseley plc, effective July 10, 2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio of one American
Depositary Receipt equals one Ordinary Share of Wolseley plc.

The Prospectus has been revised to reflect the new name of cents by addition of the following notation:

Effective July 6, 2006, One ADR equals
One Ordinary Share.

Please contact me with any questions or
comments at 212 815-4244.